Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Zamba Corporation:

    We consent to incorporation by reference in the Registration Statements (No. 333-66021, 333-62783, 333-45077, 333-35595, and 33-73456) of Zamba Corporation on Form S-8 of our report dated January 21, 2000, relating to the consolidated balance sheets of Zamba Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and the related financial statement schedule, which report appears in the 1999 annual report on Form 10-K of Zamba Corporation.

/s/ KPMG LLP

Minneapolis, Minnesota
March 8, 2000

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